                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM 8-K/A

           QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of report:  May 14, 2001

                       Commission file number 000-29820

                         ARGOSY EDUCATION GROUP, INC.
            (Exact name of registrant as specified in its charter)


                  Illinois                               36-2855674
(State or other jurisdiction of incorporation         (I.R.S. Employer
              or organization)                       Identification No.)

                           Two First National Plaza
                       20 South Clark Street, 3rd Floor
                            Chicago, Illinois 60603
                           Telephone: (312) 899-9900
                  (Address, including zip code, and telephone
         number, including area code, of principal executive offices)

The current report on form 8-K filed March 15, 2001 is hereby amended to add Item. 7 below.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of a Businesses Acquired.

          (1) Audited Annual Financial Statements of Western State University of Southern California for the fiscal years ended June 30, 2000 and June 30, 1999.
          (2) Audited Annual Financial Statements for John Marshall Law School for the fiscal years ended August 31, 2000 and August 31, 1999.
          (3) Unaudited interim Financial Statements of Western State University of Southern California for the six months ended December 31, 2000 and 1999.
          (4) Unaudited interim Financial Statements for John Marshall Law School for the six months ended February 28, 2001 and February 29, 2000.

     (b) Pro forma Financial Statements

     (1) Audited Annual Financial Statements of Western State University of Southern California for the fiscal years ended June 30, 2000 and June 30, 1999

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Argosy Education Group, Inc.
Chicago, Illinois

We have audited the accompanying balance sheet of Western State University of Southern California as of June 30, 2000 and 1999 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western State University of Southern California as of June 30, 2000 and 1999 and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2000 in conformity with generally accepted accounting principles.

Oppenheim & Ostrick, CPA's

Culver City, California
May 8, 2001

                                                                          Page 2
                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                                 BALANCE SHEET
                            (Dollars in thousands)

                                                            June 30,
                                                      -------------------
                                                        2000       1999
                                                      -------     -------
                   ASSETS

Current assets:
  Cash                                                $ 1,386     $ 1,181
  Accounts receivable, net                                240         173
  Investments in equity & debt securities                 800         831
  Prepaid expenses and other current assets                45         107
  Notes receivables, extended tuition credit
    loans - current                                        32          31
  Notes receivables, related party                         26          26
                                                      -------     -------

      Total current assets                              2,529       2,349

Notes receivable:
  Extended tuition credit loans, long-term
    portion, net                                          355         307

Property and equipment, net                             8,160       8,439

Other assets:
  Deposits and other non-current assets, net              373         371
                                                      -------     -------

      Total assets                                    $11,417     $11,466
                                                      =======     =======

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Cash overdraft                                      $    53     $     0
  Current maturities of long-term debt                    615         600
  Accounts payable, trade                                 329         404
  Accrued expenses, salaries and fringe
    benefits                                              578         596
  Deferred tuition, revenue and fees                      283         378
  Tuition deposits and credits                             27          22
  Students and lenders refunds payable                     31          49
                                                      -------     -------

      Total current liabilities                         1,916       2,049

Long-term debt, net of current portion                  8,869       8,347

Severance plan liability                                   93         223
Pension plan liability                                      0         225
                                                      -------     -------

      Total liabilities                                10,878      10,844
                                                      -------     -------

Shareholders' equity:
  Common stock, authorized 500,000 shares of
    no par value; issued and outstanding
    184,140 shares each year                               10          10
  Additional paid-in capital                              450           0
  Purchase price in excess of predecessor
    carryover basis                                    (1,840)     (1,840)
  Retained earnings                                     1,919       2,452
                                                      -------     -------

      Total shareholders' equity                          539         622
                                                      -------     -------
      Total liabilities and shareholders' equity      $11,417     $11,466
                                                      =======     =======

                         The accompanying notes are an
                  integral part of these financial statements

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                            STATEMENT OF OPERATIONS
                            (Dollars in thousands)

                                                 Years Ended June 30,
                                                 --------------------
                                                   2000         1999
                                                 -------       ------
Net revenue                                       $8,197       $9,085
                                                  ------       ------

Operating expenses:
  Cost of education                                4,765        4,390
  Selling expenses                                   804        1,120
  General and administrative expenses              2,620        2,960
                                                  ------       ------

     Total operating expenses                      8,189        8,470
                                                  ------       ------

Income (loss) from operations                          8          615
                                                  ------       ------

Other income (expense):
  Unrealized gain on trading securities               58          102
  Interest expense                                  (598)        (607)
                                                  ------       ------

     Total other income (expense), net              (540)        (505)
                                                  ------       ------

Income (loss) before provision for
  income taxes                                      (532)         110
Income tax provision on S corporation income           1            1
                                                  ------       ------

Net income (loss)                                 $ (533)      $  109
                                                  ======       ======

                     The accompanying notes are an integral
                       part of these financial statements

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                       STATEMENT OF SHAREHOLDERS' EQUITY
                            (Dollars in thousands)


                                      Common Stock, no par value                     Purchase Price
                                       500,00 shares authorized                       In Excess of
                                      --------------------------       Additional     Predecessors                        Total
                                         Shares                         Paid-in         Carryover         Retained    Shareholders
                                       Outstanding        Amount        Capital           Basis           Earnings       Equity
                                      ------------        ------       ---------     --------------       --------    ------------
Balance at June 30, 1998                   184,140        $   10        $      0     $       (1,840)      $  2,343    $        513

Net income                                                                                                     109             109
                                      ------------        ------        --------     --------------       --------    ------------

Balance at June 30, 1999                   184,140            10               0             (1,840)         2,452             622

Additional capital
  contribution                                                               450                                               450

Net loss                                         0             0               0                  0          (533)            (533)
                                       -----------        ------        --------     --------------       -------     ------------

Balance at June 30, 2000                   184,140        $   10        $    450     $       (1,840)      $ 1,919     $        539
                                       ===========        ======        ========     ==============       =======     ============

                    The accompanying notes are an integral
                      part of these financial statements

                                                                          Page 5
                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                            STATEMENT OF CASH FLOWS
                            (Dollars in thousands)

                                                                          Years Ended June 30,
                                                                          -------------------
                                                                           2000         1999
                                                                          ------       ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                       $ (533)      $  109
  Adjustments to reconcile net income to net cash
   provided (used) by operating activities:
    Depreciation                                                             780          748
    Amortization                                                               5            4
    Unrealized gain on trading securities                                    (58)        (102)
    Changes in operating assets and liabilities:
                Receivables,net                                             (127)          55
                Investment in equity and debt securities                      31         (315)
                Prepaid expenses                                              62          (65)
                Deposits and other assets                                      0           75
                Cash over draft                                               53            0
                Accounts payable                                             (75)         (24)
                Accrued expenses, salaries and fringe benefits               (18)        (102)
                Deferred tuition, revenue and fees                           (95)        (194)
                Tuition deposits and credits                                   5            6
                Student and lender refunds payable                           (18)          32
                Severance plan liability                                    (130)         (86)
                Pension plan liability                                      (225)           8
                                                                          ------       ------
         Net cash provided (used) by
         operating activities                                               (343)         149
                                                                          ------       ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable                                                              0            3
  Related party purchase of property and equipment                          (501)        (270)
                                                                          ------       ------
         Net cash used in investing activities                              (501)        (267)
                                                                          ------       ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributed by existing shareholders'                              450            0
  Payments of long-term debt                                                (501)        (690)
  Proceeds from long-term debt                                               350          781
  Borrowing from (payments to) related parties, (net)                        750            0
                                                                          ------       ------
         Net cash provided (used) by financing
          activities                                                       1,049           91
                                                                          ------       ------

         Net increase (decrease) in cash                                     205          (27)

         Cash, beginning of year                                           1,181        1,208
                                                                          ------       ------

         Cash, end of year                                                $1,386       $1,181
                                                                          ======       ======

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
  Cash paid for interest for the year                                     $  598       $  607
                                                                          ======       ======

  Cash paid for income taxes for the year                                 $    1       $    1
                                                                          ======       ======

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
 Capital lease obligations of $0 and $500,000 during the years ended June 30, 2000 and 1999, respectively, were incurred when the Company entered into leases for library books.

                    The accompanying notes are an integral
                      part of these financial statements

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(1)  Summary of Significant Accounting Policies:

        Western State University of Southern California (the "Company"), a corporation, operates a law school facility located in Fullerton, California.

        Concentration of Credit Risk:
           The Company extends unsecured credit for tuition to significant portion of the students who are in attendance at its schools. A substantial portion of credit extended to students is repaid through students' participation in various federally funded financial aid programs under Title IV of the Higher Education Act of 1965, as amended. The following table presents the amount and percentage of the Company's cash receipts collected from Title IV Programs for the years ending June 30, 2000 and 1999 (dollars in thousands):

                                                               June 30,
                                                          ------------------
                                                            2000      1999
                                                          -------   --------
           Total Title IV Funding                         $ 5,404    $ 4,516

           Total Cash Receipts                            $ 7,570    $ 7,170

           Total Title IV funding as a percentage of
             Total cash receipts                               71%        63%
                                                          =======    =======

        Investment in Debt and Equity Securities:
           The Company has marketable and debt securities which are classified as trading securities. Any realized and unrealized gains and losses flow through to the statement of operations. All marketable securities are reported at fair market value on the balance sheet.

        Property, Equipment and Related  Depreciation:
           Property and equipment are stated at cost. Depreciation of property and equipment is provided for using the straight-line method over the estimated useful lives of the assets.

           Maintenance, repairs and minor renewals and betterments are expensed; major improvements are capitalized. Purchases of library books are capitalized on the aggregate. Subscriptions, updates, and other non-permanent expenditures are charged to expense as incurred.

                                                                          Page 7
                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(1)  Summary of Significant Accounting Policies (cont'd):

           The estimated useful lives and cost basis of property and equipment at June 30, 2000 and 1999, are as follows (dollars in thousands):

                                                                     June 30,
                                                        --------------------------------
                                                          2000       1999        LIFE
                                                        -------    -------    ----------
           Buildings and improvements                   $ 8,131    $ 8,046    7-40 years
           Library                                        4,022      3,650      10 years
           Classroom, office furniture and computer
             equipment                                    2,980      2,937    2-10 years
           Land                                             579        579

                                                         15,712     15,212
           Less accumulated depreciation                  7,552      6,773
                                                        -------    -------
                                                        $ 8,160    $ 8,439
                                                        =======    =======

        Revenue recognition:
           Tuition and fees, which are billed to students on a semester basis are recognized ratably over the period to which the tuition and fees apply. Tuition and fee revenue for the summer semesters is recognized 50% in each of the fiscal years covered by the session.

        SAB 101  Revenue Recognition:
           On December 3, 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. The SAB outlines basic criteria that must be met before registrants may recognize revenue, including persuasive evidence of the existence of an arrangements, the delivery of products or services, a fixed and determinable sales price, and reasonable assurance of collection. SAB 101 is effective beginning on the fourth fiscal quarter of the first fiscal year beginning after December 15, 1999. Prior to the release of SAB 101, the Company's revenue recognition policy was in compliance with generally accepted accounting principles. The adoption of SAB 101 will not have a material effect on the Company's financial position or results of operations.

        Advertising expenses:
           All advertising expenses are expensed as incurred and are included in selling expenses in the accompanying statement of operations. Advertising expense for the years ended June 30, 2000 and 1999 amounted to approximately $292,000 and $469,000, respectively.

        Income taxes:
           As of the year ended June 30, 1984, the shareholders of the Company have elected and have obtained approval from the Internal Revenue Service to operate with S corporation status for federal and California income tax reporting purposes. Therefore, no provision for federal income taxes is made in the accompanying statements as all federal income is taxed at the shareholder level. The provision for California franchise tax for the current year is calculated at the S corporation rate of 1.5% of California taxable income or the $800 minimum franchise tax, if higher.

                                                                          Page 8
                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(1)  Summary of Significant Accounting Policies (cont'd):

           The excess of expenditures over revenue before provision for income taxes and California taxable income are substantially the same with the exception of unrealized gains on trading securities, pension and severance plan expense, depreciation and amortization expense, bad debt expense and vacation pay expenses. These timing differences produced no material deferred income tax liabilities or assets.

           As S corporation, in lieu of the Company's payment of federal and state income taxes, the shareholders of the Company are required individually to pay federal and state taxes on their proportionate shares of the taxable income earned by the Company.

        Comprehensive income:
           Investment of the Company in marketable equity securities with the intention to trade those securities is not affected by the provisions of Statement of Financial Accounting standards No. 130, (SFAS No.
           130), "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources.

        Use of estimates:
           The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

        Adoption of New Accounting Standards:
           The Company is not affected by the adoption of new accounting standards - Accounting for Derivative Instruments and Hedging Activities or Segment Reporting as the activities do not exist in its operations. The same is true for transactions involving stock compensation and start-up costs.

(2)  Accounts Receivable:

        The accounts receivable balance at June 30, 2000 and 1999 consists of the following (dollars in thousands):

                                                      June 30,
                                                   --------------
                                                    2000    1999
                                                   -----    -----
        Accounts receivable, students              $ 187    $ 219
        Less, allowance for doubtful accounts        (28)     (70)
                                                   -----    -----
        Accounts receivable, students, net           159      149
        Accounts receivable, student financial
          assistance programs                         17       14
        Accounts receivable, employees                19       10
        Accounts receivable, affiliate                17        0
        Accounts receivable, other                    28        0
                                                   -----    -----

               Total accounts receivable           $ 240    $ 173
                                                   =====    =====

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 and 1999

(3)  Extended Tuition Credit Loans:

        The Company extends credit to students as an additional form of financial aid. The principal portion of the loan is payable in monthly installments, over ten years, commencing nine months after the student's graduation or withdrawal. Interest accrues at either a fixed rate of six percent or at a prime plus 1% adjusted annually, and is payable on a monthly basis from the inception of the loan.

        The Extended Tuition Credit Loan receivable balance at June 30, 2000 and 1999, consists of the following (Dollars in thousands):

                                                             June 30,
                                                          --------------
                                                          2000     1999
                                                          -----    -----
        Extended Tuition Credit Loans                     $ 429    $ 392
        Less, allowance for doubtful accounts               (42)     (54)
                                                          -----    -----

        Total extended tuition credit loans (net)           387      338
        Less, extended tuition credit loans, current
          portion                                           (32)     (31)
                                                          -----    -----

        Extended tuition credit loans, long-term
          portion, net                                    $ 355    $ 307
                                                          =====    =====

(4)  Investments:

        The Company has invested in marketable equity securities (primarily common stock of U.S. corporations) and debt securities (consisting primarily of medium and long-term debt obligations of California state agencies and municipalities). The Company treated the above investments as trading securities. The cost of the above securities had a cost basis of approximately $682,000 and a market value of $799,000 as of June 30, 2000. The Company had unrealized holding gains of approximately $58,000, and realized gains of $34,000 for the year ended June 30, 2000.

        As of June 30, 1999, the cost of the marketable debt and equity securities was approximately $700,000 with a market value of $802,000. The Company had an unrealized holding gain of approximately $102,000. There were no realized gains or losses during the year ended June 30, 1999.

        All of the securities (the investments) were sold in February 2001 to pay off S corporation shareholders totaling $877,604.

(5)  Other Assets:

        Other receivables at June 30, 2000 and 1999 of $233,090 and $218,358, respectively, net of allowance for doubtful accounts is the Company's twenty five percent (25%) participation in Federal Aid Funds by the U.S. Department of Education. There is a UCC-1 filing on these receivables by the U.S. Department of Education which provide a lien against such receivables if the entire loan proceeds (100%) are not repaid by the students.

                                                                         Page 10
                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(6)  Goodwill:

        Goodwill was reclassified from the prior balance sheet as a reduction of shareholders' equity. The original transaction was being amortized over forty years. The goodwill arose as a result of a related party reorganization (same shareholders) in a down stream acquisition by the subsidiary (the Company) who purchased the parent (holding) company, Western State Enterprise, Inc.

        The balance sheet caption reclassifying the goodwill is characterized as purchase price in excess of predecessor's carryover basis, amounting to $1,840,000 as a retroactive adjustment affecting amortization of goodwill and restating prior year's retained earnings.

(7) Related Party Transactions:

        The Company has from time to time advanced amounts to related parties, management, or related party shareholders for various purposes. As of June 30, 2000, approximately $26,000 due from a related party was paid subsequent to the balance sheet date and there are no remaining related party receivable or payable balances.

        The Company records inter-company transactions with Thomas Jefferson School of Law, a corporation related through common ownership. At June 30, 2000, $17,490 was due from Thomas Jefferson School of Law. The above balance was paid subsequent to the balance sheet date. In 1999, there were no balances due or payable. The Company in 1999 received approximately $79,000 of income from technical and support services. In fiscal year 2000, no services were provided. The Company in years ended June 30, 2000 and 1999 had a severance plan accrued from prior years.

        On June 30, 2000, the shareholders of the Company contributed an aggregate of $450,000 of additional paid-in capital on a pro-rata basis based on share ownership at the time, as an addition to shareholders' equity of the corporation. In addition, three principal shareholders of the Company loaned a total of $750,000 to the Company for working capital purposes. The Company issued promissory notes to the shareholders bearing interest of 10% per annum, with interest payable quarterly. Principal and unpaid interest is payable in full on or before September 1, 2001. These notes was paid off in full subsequent to the balance sheet date.

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(7) Related Party Transactions (cont'd):

        Also, as a result of the related party transaction affecting the goodwill adjustment that occurred June 27, 1983, land and building were appraised and written up to fair market value and the increase was recorded to common stock. Adjustments to record the write-up of the land and building based on the original cost basis were as follows (dollars in thousands):

                                                     Fair Market
                                              Cost      Value      Adjustment
                                            -------  -----------   ----------

        Land                                $   579    $ 1,500       $  921
        Building (net of
         accumulated depreciation)            2,633      4,400        1,767

        Capital stock                            10      2,533        2,523

        Related party purchase price
         in excess of predecessor's
         cost basis                                                     165

        Accumulated depreciation for the prior years were overstated and retained earnings was increased accordingly as of June 30, 1998 to adjust the above transaction to the original cost of the building. No income tax adjustments were estimated since the Company became an S corporation on July 1, 1983.

        Purchase price in excess of predecessor carryover basis as a result of a transaction down streaming parent and wholly owned subsidiary (common control) consists of (dollars in thousands):

        Opening balance sheet, July 1, 1998                         $ 1,675

        Purchase price adjustments affecting
         write-up of land and building involved
         in the above business combination                              165
                                                                    -------
                                                                    $ 1,840
                                                                    =======

        Retained earnings prior period adjustments regarding a related party transaction under common control affecting the write-up of land, buildings and purchased goodwill (dollars in thousands):

        July 1, 1998 Retained earnings                              $ 1,872

        Difference in cost basis of depreciation
         6/30/84 through 6/30/98                                        471
                                                                    -------
                                                                    $ 2,343
                                                                    =======

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(8)  Defined Benefit Pension Plan:

        The Company has a defined benefit pension plan covering substantially all of its employees who were employed as of June 30, 1994. The benefits are based on years of service and the employee's compensation during the last five years of employment. During the year ended June 30, 1994, the Company amended the plan to cease all benefits accruals.

        The following table sets forth the Plan's funded status and the actuarial present value of benefit obligations as June 30, 2000 and 1999 (dollars in thousands):

                                                          June 30,
                                                     ------------------
                                                       2000       1999
                                                     -------    -------
        Accumulated benefit obligation, included
          vested benefits                            $ 2,017    $ 1,731
                                                     =======    =======

        Projected benefit obligation for service
          rendered to date                           $ 2,017    $ 1,731
        Plan assets at fair value                       (808)     (667)
                                                     -------    -------

        Projected benefit obligation for service
          in excess of plan assets                     1,209      1,064
        Unrecognized net loss                           (939)      (759)
        Unrecognized net transition asset                  4          5
                                                     -------    -------

        Accrued pension cost included in
          current liabilities                        $   274    $   310
                                                     =======    =======

      The following table presents the components of net periodic pension expense for the periods ended June 30, 2000 and 1999 (dollars in thousands):

                                                            June 30,
                                                       ----------------
                                                        2000      1999
                                                       ------    ------
        Net amortization and deferral                 $   32     $   12
        Interest cost on projected benefit
          obligation                                     130        138
        Expected return on plan assets                   (33)      (119)
                                                      ------     ------

        Net periodic pension cost                        129         31
        Settlement loss                                   60        233
                                                      ------     ------

        Total pension cost                            $  189     $  264
                                                      ======     ======

        For the years ended June 30, 2000 and 1999, actuarial assumptions used to calculate net periodic pension cost included a weighted average discount rate of 7.5 percent, no rate of increase in future compensation and an expected long-term rate of return on plan assets of 5.0 percent and 4.0 respectively. Similar assumptions were used for the calculation of the projected benefit obligation at June 30, 2000 and 1999. Different assumptions might have to be used if the plans were to terminate.

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(9)  Severance Plan:

        The Company sponsors a severance plan covering all employees who participated in the Company's prior pension plan which was terminated effective July 1, 1979. The severance plan is a non-qualified deferred compensation plan which provides the lessor of two percent of final average earnings multiplied by a maximum of 10 years of service after July 1, 1979, payable as a straight line annuity beginning at age 65, or 200 percent of the final year's earnings prior to age 65. The Company recorded a one-time settlement gain of $164,429 during the year to correct authorized calculations made in prior years. This resulted in severance plan income of $124,901 for the year ended June 30, 2000. Plan cost for the year ended June 30, 1999 was $53,758.

(10)  Employee Savings Plan:

        The Company sponsors an employee benefit plan qualifying under Internal Revenue Code section 401(k) covering substantially all of its employees. Eligible employees may contribute a portion of their pretax annual compensation within specified limits. Employer contributions equal fifty percent (50%) of the first six percent (6%) of employee contributions and a supplemental contribution which is determined annually. Employer contributions expense totaled $75,012 and $140,175 for the years ended June 30, 2000 and 1999, respectively.

(11)  Long-Term Debt:

        Long-term debt at June 30, 2000 and 1999 comprised of the following amounts (dollars in thousands):


                                                                June 30,
                                                          -------------------
                                                            2000       1999
                                                          -------     -------
        Line of credit, maximum $3,000,000,
        secured by blanket lien on company
        assets; principal due July 16, 2001,
        plus interest payable monthly at the
        bank's reference rate, less 1% (8.50%
        at June 30, 2000). Line of credit paid
        off subsequent to balance sheet date.             $ 3,000     $ 2,650

        Note payable, secured by first trust
        deed, payable in equal monthly pay-
        ments of $26,445 including interest
        at 6.88%, maturing March 1, 2006.                   3,707       3,766

        Term note payable, secured by blanket
        lien on company assets, payable in
        monthly principal payments of $25,323
        plus interest at LIBOR plus 200 basis
        points reference rate (8.6488% at June
        30, 2000), maturing June 3, 2003. Paid
        off subsequent to balance sheet date.               1,582           0

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(11) Long-term Debt (cont'd):

                                                                June 30,
                                                          -------------------
                                                            2000       1999
                                                          -------     -------
        Term note payable, secured by blanket
        lien on Company assets, payable in
        monthly principal payments of $7,150
        plus interest at bank's reference rate
        (8.25% at June 30, 2000), maturing
        June 3, 2003                                            0       1,721


        Notes payable, shareholders, principal
        Payable in full on or before September
        1, 2001 with interest at 10% payable
        quarterly. Note was paid in full sub-
        quent to the balance sheet date                       750           0

        Obligation under capital lease, secured
        by library books, due in monthly install-
        ments of $16,050, including interest at
        9.64% maturing June 30, 2002                          349         500

        Obligation under capital lease, secured
        by equipment; due in monthly install-
        ments of $3,732, including interest at
        9.33%, maturing July, 2001                             57          95

        Obligation under capital lease, secured
        by equipment, due in monthly install-
        ments of $4,439 including interest at
        8.65% maturing December, 2000                          36          84

        Obligation under capital lease, secured
        by library books, due in monthly install-
        ments of $1,644 including interest at
        13.73% maturing September, 2000                         3          21

        Obligation under capital lease, secured
        by equipment, due in monthly install-
        ments of $3,034 including interest at
        10.31% maturing January, 2000                           0          41

        Obligation under capital lease, secured
        by equipment, due in monthly install-
        ments of $5,997 including interest at
        8.41% maturing June, 2000                               0          69
                                                          -------     -------

                                                          $ 9,484     $ 8,947
        Less-Current maturities                               615         600
                                                          -------     -------

                                                          $ 8,869     $ 8,347
                                                          =======     =======

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(11)  Long-term Debt (cont'd):

        Maturities of long-term debt (excluding capital leases) as of June 30, 2000 are as follows (dollars in thousands):

        Years Ended
          June 30,
        -----------
           2001                                                  $   368
           2002                                                    4,123
           2003                                                    1,047
           2004                                                       79
           Thereafter                                              3,421
                                                                 -------
               Total                                             $ 9,038
                                                                 =======

        The line of credit and term loan agreements with the Company are under certain various restrictions and covenants relating to financial ratios and other operational requirements.

(12) Commitments:

        The Company leases certain equipment and vehicles under long-term operating leases.

        The Company also leases some of its computer equipment, telephone equipment and library books under capital leases. The Company is financing the acquisition of the assets through these leases and accordingly, the assets and obligations are reflected in the Company's balance sheet. The cost of the leased assets for the years ended June 30, 2000 and 1999 included in property, and equipment was $1,182,313 for both years and the accumulated depreciation was $631,085 and $402,850, respectively.

        Future minimum lease payments required under capital and non-cancelable operating leases as of June 30, 2000 are as follows (dollars in thousands):

       Period Ending                        Capital    Operating
          June 30,                          Leases      Leases
       -------------                        -------    ---------

           2001                              $ 278       $ 29
           2002                                209         25
           2003                                  0         25
           2004                                  0          9
           Thereafter                            0          1
                                             -----       ----

               Total                           487       $ 89
                                                         ====
           Amounts representing interest       (41)
                                             -----

           Present value of net minimum
            lease payments                   $ 446
                                             =====

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(12) Commitments (cont'd):

       Property taxes and insurance are obligations of the Company. Total rental and lease expense for the periods ended June 30, 2000 and 1999 was $201,445 and $178,780, respectively. Rental expense for personal property for the periods ended June 30, 2000 and 1999, totaled $100,200 and $94,293 respectively. Equipment rental and lease access fees for on-line legal research and other services which are one year contracts totaled $101,245 and $84,487 for the periods ended June 30, 2000 and 1999, respectively.

       On March 1, 1999, the Company entered into a cost per copy agreement with a vendor for the provision of photocopy services. Amounts paid by the Company are for the availability of photocopy machines. The vendor is responsible for all maintenance, property taxes and insurance on the provided equipment as well as certain copy supplies. The agreement calls for a monthly service payment for a minimum period of 60 months based on a minimum copy volume. The Company currently pays $6,826 a month pursuant to this agreement. For the four months ended June 30, 1999, the Company paid approximately $ 6,000 per month totaling $24,000. The above commitments is an addition to operating leases.

(13)   Regulatory:

       The Company and its U.S. schools are subject to extensive regulation by federal and state governmental agencies and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the "HEA") and the regulations promulgated thereunder by the DOE subject the Company to significant regulatory scrutiny on the basis of numerous standards that the school must satisfy in order to participate in the various federal student financial assistance programs under the Title IV Programs.

       The standards employ a ratio methodology under which an institution need only satisfy a single standard - the composite score standard. The ratio methodology takes into account an institution's total financial resources and provides a combined score of the measures of those resources along a common scale (from negative 1.0 to positive 3.0). It allows a relative strength in one measure to mitigate a relative weakness in another measure.

       If an institution achieves a composite score of at least 1.5, it is financially responsible without further oversight. If an institution achieves a composite score from 1.0 to 1.4, it is in the "zone", is subject to additional monitoring, and may continue to participate as a financially responsible institution for up to three years. Additional monitoring may require the school to (1) notify the DOE, within 10 days of certain changes, such as an adverse accrediting action; (2) file its financial statements earlier than the six month requirement following the close of the fiscal year and (3) subject the school to a cash monitoring payment method. If an institution achieves a composite score below 1.0, it fails to meet the financial responsibility standards unless it qualifies under the provisions of an alternative standard (i.e. letter of credit equal to 50% of the

                          WESTERN STATE UNIVERSITY OF
                              SOUTHERN CALIFORNIA
                         NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2000 AND 1999

(13) Regulatory (cont'd):

        Title IV program funds expended from the prior fiscal year or equal to at least 10% of the Title IV program funds expended from the prior fiscal year and provisional certification status). The institution may also be placed on the cash monitoring payment method or the reimbursement payment method.

        The Company applied these new regulations to its financial statement for the years ended June 30, 2000 and 1999. As of June 30, 2000, the Company has met the above standards by qualifying under the "Zone Alternative" available under the Department of Education's rules and regulations. Qualifications under the zone alternative requires the Company to follow certain operational and reporting guidelines in the future, in order to continue to qualify for participation in the program.

(14) Subsequent Events - Sale of the Company:

        Argosy Education Group, Inc. (the buyer), purchased all the common stock of the Company (the selling shareholders) in March 2001. The purchase price consist of (dollars in thousands):

          Base price                                     $13,000
          Sellers credit for pension plan obligation        (400)
                                                         -------
                                                          12,600
          Other transaction costs                             29
                                                         -------
          Total adjusted purchase price                  $12,629
                                                         =======

        The transaction will be recorded under the purchase method of accounting. The purchase price will be allocated as follows (dollars in thousands):

        Fair market value of assets acquired
          and liabilities assumed                        $ 5,074
        Goodwill                                           4,172
                                                         -------
        Equity purchase price                              9,246
        Debt paid at closing                               3,383
                                                         -------
                                                         $12,629
                                                         =======

        An escrow was opened with a deposit of $6,860,277 pursuant to an escrow agreement. The transaction is subject upon approval from the American Bar Association, the United States Department of Education, and the Western Association of Schools and Colleges.

        As a result of the above acquisition, tax status of the Company changed from an S corporation to a C corporation on March 01, 2001.

(2) Audited Annual Financial Statements for the fiscal years ended August 31, 2000 and August 31, 1999.

                                       December 15, 2000


Independent Auditors' Report

To the Board of Trustees

We have audited the accompanying statements of financial position of as of August 31, 2000 and 1999 and the related statements of activities and net assets, and cash flows for the years then ended. These financial statements are the responsibility of the School's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of as of August 31, 2000 and 1999 and the results of its activities and net assets and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Holland Shipes Vann, P.C.

                           John Marshall Law School
                       Statements of Financial Position

                             For The Years Ended,

                                                     August 31       August 31
                                                       2000            1999
                                                    -----------     -----------
Assets
Current
  Cash and cash equivalents                         $    76,437     $   111,037
  Student escrow account                                 17,860           7,789
  Receivables
    Students (gross)                                    360,133         461,116
    Allowance for doubtful accounts                    (308,000)       (450,000)
    Other                                                 5,598          20,482
  Bookstore inventories                                  21,174          22,686
  Prepaid expenses                                        3,652               -
                                                    ---------------------------
                                                        176,854         173,110
                                                    ---------------------------

Property and Equipment
  Property and equipment                              3,746,383       3,298,194
  Accumulated depreciation                           (1,483,009)     (1,182,148)
                                                    ---------------------------
                                                      2,263,374       2,116,046
                                                    ---------------------------

Other Assets
  Deposits                                                1,080          75,297
  Loan costs, less accumulated amortization
   of $26,004 at August 31, 2000 and
   25,596 at August 31, 1999                             14,003          14,411
                                                    ---------------------------
                                                         15,083          89,708
                                                    ---------------------------
Total Assets                                        $ 2,455,311     $ 2,378,864
                                                    ===========================

Liabilities and Net Assets
Current
  Notes payable                                     $   692,715     $   975,684
  Current portion of capitalized lease obligation       152,215         110,156
  Accounts payable                                      116,944         159,548
  Accrued payroll and related expenses                    2,700             300
  Accrued expenses                                      143,106         345,502
  Deposits on sale                                      194,234          18,590
  Equity investments in affiliates                       33,559          29,258
  Student escrow                                         17,860           7,789
  Due to management company                           2,982,527         500,000
                                                    ---------------------------
                                                      4,335,860       2,146,827
                                                    ---------------------------
Capitalized lease obligation, less current portion      239,167         391,382
                                                    ---------------------------

Unrestricted Net Assets (Liabilities)                (2,119,716)       (159,345)
                                                    ---------------------------

Total Liabilities and Net Assets                    $ 2,455,311     $ 2,378,864
                                                    ===========================

                See accompanying notes to financial statements.

                           John Marshall Law School
                    Statements of Activities and Net Assets


                             For the Years Ended,

                                                August 31      August 31
                                                  2000           1999
                                               -----------    ----------
Revenue
  Tuition and other student charges            $ 1,607,426    $2,119,535
  Rental income                                     56,620       651,619
  Financial aid                                     (5,371)          --
                                               -----------    ----------
                                                 1,658,675     2,771,154
Operating Expenses
  Cost of education
  Instruction                                      781,466       859,604
  Program expenses                                  19,929        23,051
  Library and curriculum                           541,509       266,407
  Student services                                 129,209        21,897
  Bookstore                                         62,972        88,185
  Plant and equipment                              546,477       801,004
                                               -----------    ----------
                                                 2,081,562     2,060,148
                                               -----------    ----------

Selling                                            146,262           718
                                               -----------    ----------

General and administrative expenses
  Administration                                   280,997       112,741
  General and administrative                       640,406     1,481,052
  Management fees                                  339,827           --
                                               -----------    ----------
                                                 1,261,230     1,593,793
                                               -----------    ----------
Total operating expenses                       $ 3,489,054    $3,654,659
                                               -----------    ----------

Loss from operations                            (1,830,379)     (883,505)
                                               -----------    ----------

Nonoperating revenue (expenses)
  Interest income                                   34,243         8,906
  Private gifts and donations                            -       512,793
  Recognized loss on investment securities               -      (351,799)
  Loss on sale of investment securities                  -       (22,349)
  Gain (losses) of affiliates                        6,216       (13,158)
  Loss on disposal of property and equipment             -       (25,368)
  Interest expense                                (170,451)     (162,902)
                                               -----------    ----------
                                                  (129,992)      (53,877)

Net decrease in unrestricted net assets         (1,960,371)     (937,382)

Net Assets (Liabilities) at Beginning of Year     (159,345)      778,037

Net Assets (Liabilities) at End of Year        $(2,119,716)   $ (159,345)
                                               ===========    ==========




                See accompanying notes to financial statements.

                           John Marshall Law School
                            Statements of Cash Flow


                             For The Years Ended,

                                                              August 31       August 31
                                                                2000            1999
                                                             -----------      ---------
Cash flows from operating activities
  Net decrease in unrestricted net assets (liabilities)      $(1,960,371)     $(937,382)

Net assets to net cash used in operating activities:
       Depreciation and amortization                             301,269        270,425
       (Decrease) increase in allowance for doubtful accounts   (142,000)       440,000
       Loss on sale of investment securities                           -         22,349
       Loss on disposal of property and equipment                      -         25,368
       Recognized loss on investment securities                        -        351,799
       (Gain) loss on earnings of affiliates                      (6,216)        13,158
       Non-cash net contribution of investment securities              -       (434,504)
       Changes in assets and liabilities:
         Inventories                                               1,512         17,345
         Receivables                                             115,867       (184,674)
         Prepaid expenses                                         (3,652)        61,418
         Deposits                                                 74,217              -
         Accounts payable                                        (42,604)        11,181
         Accrued payroll and related expenses                      2,400            300
         Accrued expenses                                       (202,396)      (288,297)
                                                             -----------      ---------
Net cash used in operating activities                         (1,861,974)      (631,514)
                                                             -----------      ---------

Cash flows from investing activities
  Net proceeds from equity investments                            10,517         16,100
  Deposits on sale of building                                   175,644         18,590
  Proceeds from sale of investment securities                          -         60,356
  Acquisition of property and equipment                         (448,189)      (248,929)
                                                             -----------      ---------
Net cash used in investing activities                           (262,028)      (153,883)
                                                             -----------      ---------

Cash flows from financing activities
  Net increase in due to management company                    2,482,527        500,000
  Proceeds from borrowing                                              -        462,540
  Principal payments on debt and capitalized leases             (393,125)      (339,550)
                                                             -----------      ---------
Net cash provided by financing activities                      2,089,402        622,990
                                                             -----------      ---------

Net decrease in cash and cash equivalents                        (34,600)      (162,407)
                                                             -----------      ---------

Cash and cash equivalents at beginning of year                   111,037        273,444
                                                             -----------      ---------
Cash and cash equivalents at end of year                     $    76,437      $ 111,037
                                                             ===========      =========




                See accompanying notes to financial statements.

                           John Marshall Law School
                         Notes to Financial Statements


1.  Summary of         John Marshall Law School (the School) was incorporated
    Significant        under the laws of the State of Georgia on July 27, 1933.
    Accounting         The School is a state accredited school of higher
    Policies           education. The School issues a degree in law to students
                       upon satisfactory completion of its required courses.

    SAB 101 Revenue    In December 1999, the Securities and Exchange Commission
    Recognition        (SEC) issued Staff Accounting Bulletin 101 ("SAB 101").
                       SAB 101 requires deferral of certain revenue items over the period that the related service is provided. Adoption of SAB 101 is required by the Company's fourth quarter of fiscal 2001. The SEC has recently issued interpretive guidance on the implementation of this bulletin, and the Company is completing an evaluation of its effects. SAB
                       101 requires the deferral of certain fees and other charges over the period of service (student enrollment);
                       however, based on preliminary analysis, the Company does not expect SAB 101 to have a significant effect on its consolidated results of operations, financial position and cash flow.

    Estimates          The preparation of financial statements in conformity
                       with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    Financial          The School reports information regarding its financial
    Statement          position and activities according to three classes of net
    Presentation       assets: unrestricted net assets, temporarily restricted
                       net assets, and permanently restricted net assets. At
                       August 31, 2000 and 1999, the School did not have any temporarily or permanently restricted net assets.

                       Certain amounts reflected in the 1999 financial statements have been reclassified to conform to the 2000 presentation.

    Contributions      Contributions received are recorded as unrestricted,
                       temporarily restricted or permanently restricted support depending on the existence or nature of any donor restrictions.

                           John Marshall Law School
                         Notes to Financial Statements


    Bookstore      Bookstore inventories, consisting of course books, are stated
    Inventories    at the lower of cost or market, determined on a first-in,
                   first-out (FIFO) basis.

    Property and   Property and equipment are stated at cost and are being
    Equipment      depreciated using accelerated and straight-line methods over the estimated useful lives of the assets. Depreciation expense totaled $300,861 and $263,991 for the years ended
                   August 31, 2000 and August 31, 1999.

                   Amortization of computers and technical equipment held under capital leases is included in depreciation expense. Accumulated amortization thereon totaled $588,156 and $453,950 for the years ended August 31, 2000 and August 31, 1999.

                   Property and equipment recorded at August 31, 2000 and 1999 is summarized as follows:

                                                             2000         1999
                                                        -------------------------
                   Land                                 $   220,000   $   220,000
                   Buildings and improvements             1,380,460     1,361,281
                   Computers and technical equipment
                           Owned                             94,531        55,600
                           Leased                           671,032       671,032
                   Library resources                        945,685       657,069


                   Furniture and fixtures                   434,675       333,212
                                                        -------------------------
                                                          3,746,383     3,298,194
                   Less: Accumulated depreciation        (1,483,009)   (1,182,148)
                                                        -------------------------

                                                        $ 2,263,374   $ 2,116,046
                                                        =========================

    Loan Costs     Loan costs are being amortized ratably over the life of the loans to which they Relate. Amortization expense totaled $408 and $6,434 for the years ended August 31, 2000 and August 31, 1999.

                           John Marshall Law School
                         Notes to Financial Statements

    Income Taxes   The School is a not-for-profit organization that is exempt from income taxes under Section 501(c)(3) of the Internal
                   Revenue Code. The School has also been classified as an entity that is not a private foundation within the meaning of
                   Section 509(a) and qualifies for deductible contributions as provided in Section 170(b)(1)(A)(iv).

    Cash and Cash  The School considers all highly liquid instruments available
    Equivalents    for current use with an initial maturity of three months or less to be cash equivalents.

    Concentration The School maintains its cash in bank deposit accounts which of Credit at times may exceed federally insured limits. The School has
    Risk           not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Other financial instruments that potentially subject the School to concentration of credit risk are its student tuition receivables.

2.  Student        The student escrow account consists of student funds from
    Escrow         various loan programs, temporarily held in escrow, to be
    Account        applies to the cost of future tuition expenses.

3.  Investment     Included in non-operating revenue and expense for 1999 are
    Securities     recognized losses on investment securities totaling $351,799 whose decline in value was considered to be permanent.
                   Realized losses from sales of investment securities total
                   $22,349 in 1999. Shares of the investment securities owned by the School at August 31, 1999, which are considered to be worthless secure a note payable discussed in Note 7.

4.  Related Party  The School sold its 1422 West Peachtree building on August
    Transactions   19, 1998, to ConLaw, LLC. The School entered into an
                   agreement with ConLaw, LLC to lease back the building and received a 25% interest in ConLaw, LLC. The lease term is from August 19, 1998 to August 18, 2013, with current rent payments of $44,739 per month. During the term of the lease agreement, the School will receive 25% of the excess cash flow, if any, of ConLaw, LLC.

5.  Management     The School is being managed by Argosy Education Group, Inc.
    Contract       (Agrosy) under a ten-year management contract expiring August
                   31, 2009. Management fees are 20% of net revenues of the School and totaled $339.

                   Argosy has advanced funds to the School to use for working capital purposes. Part of the advances are under a $600,000 demand line of credit, with a variable interest rate of prime plus 1%, expiring August 2003, with interest only payments due monthly, secured by all assets. Advances under the line totaled $500,000 at August 31, 2000. Accrued interest on the line totaled $42,500 at August 31, 2000. Additionally, Argosy made non-interest bearing advances to the School totaling $2,482,527 at August 31, 2000.

                           John Marshall Law School
                         Notes to Financial Statements

                   The School also has entered into an option agreement with Agrosy to purchase the assets of the School. The purchase price will be equal to the School's net cash flow for the twelve months prior to the date that Agrosy delivers notice of intent to exercise its option, multiplied by five less the amount of assumed liabilities, with a minimum purchase price of $100,000. As of the date, Agrosy has not delivered its intent to purchase.

6.  Salary         During 1994, the School implemented a Section 403(b) employee
    Reduction      salary reduction savings plan for its eligible employees.
    Plan           Employer contributions are at the discretion of the Board of
                   Trustees. The School did not make a contribution to the plan for the years ended August 31, 2000 and 1999.

7.  Notes Payable  Notes payable at August 31, 2000 and 1999 are summarized as follows:


                                                                         2000           1999
                   ------------------------------------------------------------------------------
                   Note payable to bank under $500,000
                   Working capital line of credit, 12.50%
                   Interest rate, maturing December 1999,
                   interest payments due quarterly; secured
                   by 1,000,000 shares Wastemasters, Inc.,
                   stock, plus assignment of accounts
                   receivable, inventory, furniture, fixtures
                   and equipment, personal guaranty of
                   Dean Robert J.D'Agostino                                     -        $185,347

                   8.25% note payable to bank, maturing October
                   2000, with a balloon payment of approximately
                   $692,000; secured by first priority security
                   deed on building, assignment of rents and
                   first priority security interest in all
                   fixtures and personal property at
                   1430 West Peachtree                                   $692,715         790,337
                                                                         ------------------------
                                                                         $692,715         975,684
                                                                         ========================

                   The School is currently is currently in default under the terms of its note payable which matured October 2000. However, the note is to be assumed under the terms of the litigation settlement discussed in Note 11.

                           John Marshall Law School
                         Notes to Financial Statements

8.  Capitalized    The School leases certain equipment under a lease agreement
    Lease          accounted for as capitalized lease obligation. The following
    Obligation     schedule reflects the future minimum lease payments under the capitalized lease, together with the present value of net minimum lease payments as of August 31, 2000:

                   Year Ending August 31,
                   ----------------------------------------------------------------

                       2001                                               $ 180,000
                       2002                                                 180,000
                       2003                                                  74,932
                                                                          ---------

                                                                            434,932
                   Less amount representing interest                        (43,550)
                                                                          ---------

                   Present value of net minimum lease payments            $ 391,382
                                                                          =========

9.  Operating      The School leases its facility from ConLaw, LLC, a
    Lease          related entity, under a noncancelable operating lease
                   agreement. Future minimum lease payments as of August 31, 2000 are as follows:

                   Year Ending August 31,
                   ----------------------------------------------------------------

                       2001                                              $  536,868
                       2002                                                 536,868
                       2003                                                 536,868
                       2004                                                 536,868
                       2005                                                 536,868
                       Thereafter                                         4,294,944
                   ----------------------------------------------------------------
                                                                         $6,979,284
                                                                         ===========

                    Rental expense under this agreement totaled $531,903 for the year ended August 31, 2000.

10. American Bar    Under a Georgia Supreme Court mandate, all Georgia law
    Association     schools must be ABA certified by January 1, 1998, in order
    (ABA)           for their students to sit for the Georgia Bar Examination.
    Certification   The School has obtained an extension from the Georgia
                    Supreme Court until August 31, 2003 to comply. A formal plan outlining the procedures necessary to obtain certification has been adopted by the School. The School applied for certification with the ABA in 2000 and was denied. The
                    School may reapply beginning June 2001 and intends to reapply at a future date to obtain certification in advance of the court mandated date of August 31, 2003.

                            John Marshall Law School
                         Notes to Financial Statements


11. Litigation     At August 31, 2000, the School was the defendant in a lawsuit
    Settlement     regarding ownership of its 1430 West Peachtree building. On
                   November, 10, 2000, the lawsuit was settled in favor of the plaintiff. Under the settlement agreement, the plaintiff executed and subsequently paid a $250,000 promissory note to the school. The plaintiff also is to assume the note payable on the property in the amount of $692,715 at August 31, 2000.
                   The settlement of the lawsuit has not been reflected in the accompanying financial statements.

                   The School had previously entered into an agreement to sell its 1430 West Peachtree building during 1999, which was contingent upon the School resolving the lawsuit referred to above and obtaining clear title to the property. Since all of the requirements for recording a sale were not completed, the School has accounted for the transaction utilizing the deposit method. Payments made on behalf of the School have been recorded as a liability. Such payments totaled $194,234 and $18,590 for the years ended August 31, 2000 and August 31, 1999. As a part of the settlement referred to above, the School will transfer a 20% interest in ConLaw, LLC to this purchaser,

12. Supplemental   The School made interest payments of $127,951 and $162,902
    Cash Flow      for the years ended August 31, 2000 and August 31, 1999. The
    Information    School received $434,504 in non-cash contributions of
                   investment securities during 1999.


13. Subsequent     John Marshall's assets were purchased by Argosy on March 1,
    Event          2001. Argosy exercised its option to purchase all of the
                   operating assets and assumed all the liabilities of John
                   Marshall for $0.1 million in cash and net advances of $0.7 million contributed to John Marshall before the acquisition.

(3) Interim Financial Statements for Western State University of California as of December 31, 2000 and June 30, 2000 and for the six months ended December 31, 2000 and 1999.

                WESTERN STATE UNIVERSITY OF SOUTHERN CALIFORNIA
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                                                      December 31, 2000        June 30, 2000
                                                                                      -----------------        -------------
                                                                                                                  (audited)
                                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                           $              19        $       1,386
  Short-term investments                                                                            861                    -
  Receivables, net                                                                                3,094                  240
  Prepaid expenses and other current assets                                                         127                  903
                                                                                      -----------------        -------------
        Total current assets                                                                      4,101                2,529
PROPERTY AND EQUIPMENT, net                                                                       8,004                8,160
OTHER ASSETS                                                                                        716                  728
                                                                                      -----------------        -------------
        TOTAL ASSETS                                                                  $          12,821        $      11,417
                                                                                      =================        =============

                         LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt                                                $           3,962        $         615
  Accounts payable                                                                                  349                  382
  Accrued payroll and other related liabilities                                                     496                  578
  Accrued expenses                                                                                   73                   31
  Deferred revenue and student deposits                                                           3,055                  310
                                                                                      -----------------        -------------
        Total current liabilities                                                                 7,935                1,916
                                                                                      -----------------        -------------
LONG-TERM DEBT, less current maturities                                                           4,946                8,869

OTHER LIABILITIES                                                                                   106                   93

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Capital Stock (500,000 shares authorized of no
    par value common stock, 184,140 shares issued and outstanding
                                                                                                     10                   10
  Purchase price in excess of predecessor                                                        (1,840)              (1,840)
  Additional paid-in capital                                                                        450                  450
  Retained earnings                                                                               1,214                1,919
                                                                                      -----------------        -------------
        Total stockholders' equity                                                                 (166)                 539
                                                                                      -----------------        -------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $          12,821        $      11,417
                                                                                      =================        =============

                WESTERN STATE UNIVERSITY OF SOUTHERN CALIFORNIA
                   CONDENSED CONSOLIDATED INCOME STATEMENTS
                            (Amounts in thousands)
                                  (Unaudited)

                                                       Six Months Ended
                                                 December 31,    December 31,
                                                 ------------    ------------
                                                    2000            1999
                                                    ----            ----
Revenues:
    Tuition and fees, net                        $      3,727    $      4,305
    Other                                                   8             207
                                                 ------------    ------------
      Total revenues, net                               3,735           4,512
                                                 ------------    ------------
Operating expenses:
    Cost of education                                   2,484           2,420
    Selling expenses                                      298             515
    General and administrative expenses                 1,321           1,485
                                                 ------------    ------------
      Total operating expenses                          4,103           4,420
                                                 ------------    ------------

    Income from operations                               (368)             92

Other income (expense):
    Interest expense                                     (369)           (297)
    Other income (expense)                                 (1)              -
                                                 ------------    ------------
      Total other income (expense), net                  (370)           (297)
                                                 ------------    ------------
Income before provision for income taxes                 (738)           (205)

Income taxes:
      Total provision for income taxes                      -               -
                                                 ------------    ------------
Net income                                       $       (738)   $       (205)
                                                 ============    ============


                           WESTERN STATE UNIVERSITY
                      CONDENSED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)
                                  (Unaudited)


                                                                             Six Months Ended
                                                                      December 31,     December 31,
                                                                      ------------     ------------
                                                                          2000             1999
                                                                          ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                          $       (738)    $       (205)
  Adjustments to reconcile net income to net cash
   provided by operating activities -
      Depreciation and amortization                                            403              441
      Deferred tuition and fee revenue                                       2,754            3,123
      Changes in operating assets and liabilities                           (2,909)          (3,462)
                                                                      ------------     ------------
         Net cash used by operating activities                                (490)            (103)
                                                                      ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net                                     (188)            (183)
                                                                      ------------     ------------
         Net cash used in investing activities                                (188)            (183)
                                                                      ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of long-term debt                                                  (575)            (756)
                                                                      ------------     ------------
         Net cash (used in) provided by financing activities                  (575)            (756)
                                                                      ------------     ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                        (1,253)          (1,042)

CASH AND CASH EQUIVALENTS, beginning of period                               2,133            2,013
                                                                      ------------     ------------

CASH AND CASH EQUIVALENTS, end of period                              $        880     $        971
                                                                      ============     ============

                           WESTERN STATE UNIVERSITY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

The financial statements included herein have been prepared by the Company, without audit, (although the balance sheet at June 30, 2000, is condensed from the audited balance sheet at that date) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information not misleading. In the opinion of Management, the financial statements contain all adjustments of a normal recurring nature necessary to present fairly the financial position as of December 31, 2000 and the results of the operations and cash flows for the six months ended December 31, 2000 and 1999.

NOTE 2--MARKETABLE SECURITIES

The Company determines the appropriate classification of securities at the time of purchase and reevaluates such securities at each balance sheet date. At December 31, 2000, all marketable securities were classified as "available for sale" and, therefore, were carried at fair value, with the difference between cost and fair value, net of tax, reported as a component of shareholders' equity. At December 31, 2000, this difference was an unrealized loss of $.07 million. This difference was due to the effect of changes in market interest rates on the fair value of these securities.

Note 3: ACQUISITION

On March 1, 2001, Argosy completed its acquisition of Western State pursuant to the terms of the Stock Purchase Agreement dated as of November 14, 2000, between Argosy and Western State. The Company purchased all of the outstanding common stock of Western State for approximately $13.0 million. Consideration for the purchase consisted of $8.6 million in cash and the assumption of $3.9 million in debt, and certain other deductions as provided for in the purchase agreement.

The proposed transaction was approved by accrediting and regulatory entities, including the Western Association of Schools and Colleges, the American Bar Association and the U.S. Department of Education which was received. In entering into the agreement, the Company placed $6.9 million (including interest income earned) into escrow to be distributed at closing.

(4) Interim Financial Statements for John Marshall Law School as of February 28, 2001 and August 31, 2000 and for the six months ended February 28, 2001 and February 29, 2000.

                           JOHN MARSHALL LAW SCHOOL
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                                    February 28, 2001       August 31, 2000
                                                                    -----------------       ---------------
                                                                                               (audited)
                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                         $             102       $            94
  Receivables, net                                                                382                    58
  Note receivable                                                                 400                     -
  Prepaid expenses and other current assets                                        77                    25
                                                                    -----------------       ---------------
      Total current assets                                                        961                   177
PROPERTY AND EQUIPMENT, net                                                       768                 2,263
OTHER ASSETS                                                                      (14)                   15
                                                                    -----------------       ---------------
      TOTAL ASSETS                                                  $           1,715       $         2,455
                                                                    =================       ===============

           LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt                                              -                   152
  Current maturities of long-term lease obligations                 $             153       $           691
  Accounts payable                                                                109                   116
  Accrued payroll and other related liabilities                                    55                     3
  Accrued expenses                                                                299                   196
  Advances from Argosy Education Group                                          4,151                 2,983
  Deferred revenue and student deposits                                           266                   194
                                                                    -----------------       ---------------
      Total current liabilities                                                 5,033                 4,335
                                                                    -----------------       ---------------

Capital Lease Obligations, less current maturities                                239                   239

COMMITMENTS & CONTINGENCIES                                                         -                     -

STOCKHOLDERS' EQUITY:
  Retained earnings                                                            (3,557)               (2,119)
                                                                    -----------------       ---------------
     Total stockholders' equity                                                (3,557)               (2,119)
                                                                    -----------------       ---------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $           1,715       $         2,455
                                                                    =================       ===============

                           JOHN MARSHALL LAW SCHOOL
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                                Six Months Ended
                                                          February 28,     February 29,
                                                          ------------     ------------
                                                              2001            2000
                                                              ----            ----
Revenues:
    Tuition and fees, net                                 $        886     $        879
    Other                                                           26               67
                                                          ------------     ------------
       Total revenues, net                                         912              946
                                                          ------------     ------------

Operating expenses:
    Cost of education                                            1,241            1,196
    Selling expenses                                               127               79
    General and administrative expenses                            658              579
                                                          ------------     ------------
       Total operating expenses                                  2,026            1,854
                                                          ------------     ------------
    Income from operations                                      (1,114)            (908)

Other income (expense):
    Interest income                                                  8                9
    Interest expense                                               (37)             (41)
    Other income (expense)                                           -                -
                                                          ------------     ------------
       Total other income (expense), net                           (29)             (32)
                                                          ------------     ------------
Loss before provision for income taxes                          (1,143)            (940)

Income taxes:
    Total provision for income taxes                                 -                -
                                                          ------------     ------------
Net income                                                $     (1,143)    $       (940)
                                                          ============     ============

                           JOHN MARSHALL LAW SCHOOL
                      CONDENSED STATEMENTS OF CASH FLOWS
                            (Amounts in thousands)
                                  (Unaudited)

                                                                                                Six Months Ended
                                                                                          February 28,    February 29,
                                                                                          ------------    ------------
                                                                                              2001            2000
                                                                                              ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                              $     (1,143)   $       (940)
  Adjustments to reconcile net income to net cash
   provided by operating activities -
      Depreciation and amortization                                                                136             162
      Receivables, net                                                                            (724)            (79)
      Prepaid expenses and other current assets                                                    (49)             (4)
      Accounts payable                                                                              (8)             52
      Accrued payroll and related expenses                                                          53               -
      Accrued expenses                                                                             (37)           (283)
      Student deposits                                                                             248             257
      Other liabilities                                                                              -              31
                                                                                          ------------    ------------
         Net cash provided by operating activities                                              (1,524)           (804)
                                                                                          ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net                                                          (18)           (340)
  Proceeds from sale of property and equipment                                                   1,092               -
                                                                                          ------------    ------------
         Net cash used in investing activities                                                   1,074            (340)
                                                                                          ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from affiliates                                                                       1,168           1,356

  Payments of long-term debt                                                                      (692)           (985)
  Proceeds from long term debt                                                                       -             790
                                                                                          ------------    ------------
         Net cash (used in) provided by financing activities                                       476           1,161
                                                                                          ------------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                                26              17

CASH AND CASH EQUIVALENTS, beginning of period                                                      76             111
                                                                                          ------------    ------------
CASH AND CASH EQUIVALENTS, end of period                                                  $        102    $        128
                                                                                          ============    ============

                           JOHN MARSHALL LAW SCHOOL
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

The financial statements included herein have been prepared by the Company, without audit, (although the balance sheet at August 31, 2000, is condensed from the audited balance sheet at that date) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information not misleading. In the opinion of Management, the financial statements contain all adjustments of a normal recurring nature necessary to present fairly the financial position as of February 28, 2001 and the results of the operations and cash flows for the six months ended February 28, 2001 and February 29, 2000.

NOTE 2-RELATED PARTY

As of, and prior to the acquisition, Argosy maintained a long-term management arrangement with John Marshall Law School ("John Marshall") of Atlanta, Georgia, beginning in September 1999. The arrangement included a management agreement, with a 10-year option to purchase John Marshall exercisable at the Argosy's discretion and a line of credit of $0.6 million between the Argosy and John Marshall. As of, February 28, 2001 the Argosy had advanced $0.5 million under the line of credit and approximately $ 3.1 million in operating cash under the management agreement. These advances, net of John Marshall operating losses operations, are included in other long term assets. As provided for under the agreement, Argosy received a management fee based upon John Marshall's net revenue.

Note 3: ACQUISITION

John Marshall's assets were purchased by Argosy on March 1, 2001. Argosy exercised its option to purchase all of the operating assets and assumed all the liabilities of John Marshall of John Marshall Law School for $0.1 million in cash and net advances of $0.7 million contributed to John Marshall before the acquisition.

b) Unaudited Pro Forma Financial Statements

Introduction to pro forma condensed consolidated financial data.

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended February 28, 2001 and the fiscal year ended August 31, 2000, present unaudited pro forma operating results for Argosy Education Group ("Argosy") as if the acquisitions of Western State University of Southern California ("Western State") and John Marshall Law School ("John Marshall") had occurred as of the beginning of the periods presented. The following Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the unaudited pro forma financial condition of Argosy as if the Pro Forma Transactions had occurred as of February 28, 2001 for John Marshall and December 31, 2000 for Western State.

The excess of the purchase price of Western State over the net identifiable assets and liabilities of Western State is reported as goodwill. The carrying values of Western State's net assets are assumed to equal their fair values for purposes of these unaudited pro forma condensed consolidated financial statements unless indicated otherwise in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Data. These values are subject to revision primarily relating to changes in estimates for pension and severance plan liabilities.

The excess of net identifiable assets for John Marshall resulted in negative goodwill which was allocated as a reduction of the fair market value of fixed assets.

The unaudited pro forma condensed consolidated financial data does not reflect any synergies expected to be realized after the Western State and John Marshall acquisitions (because their realization cannot be assured). The accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Data describe other adjustments related to the John Marshall and Western State acquisitions.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA IS PRESENTED FOR INFORMATIONAL PURPOSED ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE WESTERN STATE AND JOHN MARSHALL ACQUISITIONS AND OTHER TRANSACTIONS DESCRIBED HEREIN BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF THE COMPANY FOLLOWING THE WESTERN STATE AND JOHN MARSHALL ACQUISITIONS.

The unaudited pro forma condensed consolidated financial data should be read in conjunction with each of the consolidated financial statements of Argosy and Western State and John Marshall and the related notes thereto contained in (i) Argosy's Annual Report on Form 10-K/A for the year ended August 31, 2000, (ii) Argosy's Quarterly Report on Form 10-Q for the quarter ended February 28, 2001,
(iii) Western State's audited financial statements for the years ended June 30, 2000 and 1999 which are included herein, (iv) John Marshall's audited financial statements for the years ended August 31, 2000 and 1999 which are included herein, (v) Western State's interim financial statements for the six months ended December 31, 2000 and 1999, which are included herein, and (vi) John Marshall's interim financial statements for the six months ended February 28, 2001 and February 29, 2000, which are included herein.

                 Argosy Education Group, Inc. and Subsidiaries
                           Proforma Income Statement
                      For the year ended August 31, 2000,
                                  (Unaudited)
                                (in thousands)

                                                                          Pro forma      Pro forma
                                                               Western   adjustments    adjustments
                                                     John       State       John          Western         Operating       Pro forma
                                        Argosy      Marshall     (1)      Marshall         State         Adjustments        Totals
                                      ---------    ---------   -------   -----------    -----------      -----------      ---------
Net Revenue                           $  44,058        1,659     8,197             -              -                -         53,914

Operating expenses:
Cost of education                        20,746        2,082     4,765             -              -                -         27,593
Selling expenses                          3,837          146       804             -              -                -          4,787
General and administrative expenses      15,107        1,261     2,620            (6)(a)        (85)(b)         (330)(c)     18,567
                                      ---------    ---------   -------    ----------    -----------       ----------      ---------
Total operating expenses                 39,690        3,489     8,189            (6)           (85)            (330)        50,947
                                      ---------    ---------   -------    ----------    -----------       ----------      ---------


Income from operations                    4,368       (1,830)        8             6             85              330          2,967

Other income (expense):                                                                                                          -
Losses attributable to John Marshall     (1,925)           -         -             -              -            1,925 (c)          -
Interest income                             854           34         -             -              -                -            888
Interest expense                           (300)        (170)     (598)            -            393 (d)            -           (675)
Other  income (expense)                     (73)           6        58             -              -             (295)(c)       (304)
                                      ---------    ---------   -------    ----------    -----------       ----------      ---------
Total other income (expense), net        (1,444)        (130)     (540)            -            393            1,630            (91)
                                      ---------    ---------   -------    ----------    -----------       ----------      ---------

Income before provision for income
 taxes                                    2,924       (1,960)     (532)           6             478            1,960          2,876
Income taxes                              1,263            -         1            2 (f)         (22)(f)            -          1,244
                                      ---------    ---------   -------    ----------    -----------       ----------      ---------
Net income                            $   1,661    $  (1,960)  $  (533)           4     $       500       $    1,960      $   1,632
                                      =========    =========   =======   ==========     ===========       ==========      =========
Earnings per share
Basic                                 $    0.25                                                                           $    0.25
                                      =========                                                                           =========

Weighted average shares outstanding -
 basic                                    6,529                                                                               6,529
                                      =========                                                                           =========

Diluted                               $    0.25                                                                           $    0.25
                                      =========                                                                           =========

Weighted average shares outstanding -
 diluted                                  6,530                                                                               6,530
                                      =========                                                                           =========

(1) Includes income statement for the year ended June 30, 2000.



                 Argosy Education Group, Inc. and Subsidiaries
                           Proforma Income Statement
                  For the six months ended February 28, 2001
                                  (Unaudited)
                                (in thousands)

                                                                            Pro forma       Pro forma
                                                               Western     adjustments     adjustments
                                                     John       State         John           Western       Operating     Pro forma
                                         Argosy     Marshall     (1)         Marshall         State        Adjustments     Totals
                                       ---------   ---------   -------     -----------     -----------     -----------    ---------
Net Revenue                            $  25,832         912     3,735               -               -               -       30,479

Operating expenses:
Cost of education                         11,284       1,241     2,484               -               -               -       15,009
Selling expenses                           2,736         127       298               -               -               -        3,161
General and administrative expenses        9,546         658     1,322              (3)(a)         (43)(b)        (184)(c)   11,296
                                       ---------   ---------   -------     -----------     -----------      ----------    ---------
Total operating expenses                  23,566       2,026     4,104              (3)            (43)           (184)      29,466
                                       ---------   ---------   -------     -----------     -----------      ----------    ---------

Income from operations                     2,266      (1,114)     (369)              3              43             184        1,013

Other income (expense):
Losses attributable to John Marshall        (872)          -         -               -               -             872 (c)        -
Interest income                              392           8         -               -               -               -          400
Interest expense                            (151)        (37)     (369)              -             129 (d)          37 (e)     (391)
Other expense                                 (8)          -         -               -               -              50 (e)       42
                                       ---------   ---------   -------     -----------     -----------      ----------    ---------
Total other income (expense), net           (639)        (29)     (369)              -             129             959           51
                                       ---------   ---------   -------     -----------     -----------      ----------    ---------

Income before provision for income
 taxes                                     1,627      (1,143)     (738)              3             172           1,143        1,064
Income taxes                                 975           0                         1 (f)        (226)(f)           -          750
                                       ---------   ---------   -------     -----------     -----------      ----------    ---------
Net income                             $     652   $  (1,143)  $  (738)    $         2     $       398       $   1,143    $     314
                                       =========   =========   =======     ===========     ===========       =========    =========

Earnings per share
Basic                                  $    0.10                                                                          $    0.05
                                       =========                                                                          =========

Weighted average shares outstanding -
 basic                                     6,479                                                                              6,479
                                       =========                                                                          =========

Diluted                                $    0.10                                                                          $    0.05
                                       =========                                                                          =========

Weighted average shares outstanding -
 diluted                                   6,488                                                                              6,488
                                       =========                                                                          =========

(1) Includes income statement for the six months ended December 31, 2000.

                 Argosy Education Group, Inc. and Subsidiaries
                            Proforma Balance Sheet
                            as of February 28, 2001
                                  (Unaudited)
                                (in thousands)

                                                                              Pro forma         Pro forma
                                                                  Western    adjustments       adjustments
                                                       John        State        John             Western          Pro forma
                                         Argosy      Marshall       (1)       Marshall            State            Totals
                                        --------     --------     -------    -----------       -----------        ----------
           ASSETS
Current Assets:
 Cash and cash equivalents              $  6,516     $     102    $    19    $      (100)(p)   $    (1,768)(p)    $    4,769
 Short-term investments                    4,337             -        861              -                 -             5,198
 Accounts receivable, net                  3,249           382      3,094              -                 -             6,725
 Due from related entity                       -           400          -              -                 -               400
 Prepaid taxes                                 -             -          -              -                 -                 -
 Prepaid expenses                            376            77        127             (6)(r)          (164)(r)           410
 Deferred tax assets                         770             -          -              -               533 (g)         1,303
                                        --------     ---------    -------    -----------       -----------        ----------
  Total current assets                    15,248           961      4,101           (106)           (1,399)           18,805
                                        --------     ---------    -------    -----------       -----------        ----------

Property and equipment                    11,413         2,191     16,023         (1,468)(h)           306 (h)        28,465
Accumulated depreciation                  (4,463)       (1,423)    (8,019)         1,423 (h)         8,019 (h)        (4,463)
                                        --------     ---------    -------    -----------       -----------        ----------
                                           6,950           768      8,004            (45)            8,325            24,002
                                        --------     ---------    -------    -----------       -----------        ----------

Other Assets:
 Western State investment                  6,944             -          -              -            (6,944)(q)             -
 Deposits and other assets                   160           (14)       364            279 (i)             -               789
 Note receivable                               -             -        352              -                 -               352
 Deferred tax assets                       2,350             -          -              -                 -             2,350
 Advances to John Marshall                   722             -          -           (722)(j)             -                 -
 Intangibles, net                          6,488             -          -              -             2,048 (k)         8,536
                                        --------     ---------    -------    -----------       -----------        ----------
  Total other assets                      16,664           (14)       716           (443)           (4,896)           12,027
                                        --------     ---------    -------    -----------       -----------        ----------
Total Assets                            $ 38,862     $   1,715    $12,821    $      (594)      $     2,030        $   54,834
                                        ========     =========    =======    ===========       ===========        ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Current maturities on long-term debt   $    751     $     153    $ 3,962    $         -       $    (3,382)(l)    $    1,484
 Accounts payable                          1,523           109        349              -                 -             1,981
 Accrued payroll and related expenses      1,062            55        232              -                 -             1,349
 Pension plan liability                        -             -        264              -               599 (m)           863
 Accrued expenses                            724           299         73              -               801 (n)         1,897
 Advances from Argosy Education Group          -         4,151          -         (4,151)(j)             -                 -
 Deferred revenue                          4,912           266      3,055              -                 -             8,233
                                        --------     ---------    -------    -----------       -----------        ----------
  Total current liabilities                8,972         5,033      7,935         (4,151)           (1,982)           15,807
                                        --------     ---------    -------    -----------       -----------        ----------

Long-term debt, less current
 maturities                                2,428           239      4,946              -                 -             7,613
Deferred rent                                802             -          -              -                 -               802
Other liabilities                              -             -        106              -                 -               106
Deferred Income taxes                          -             -          -              -             3,846 (g)         3,846

Commitments and contingencies

Shareholders' equity:
 Common stock                                 70             -         10              -               (10)(o)            70
 Additional paid-in capital               25,131             -        450              -              (450)(o)        25,131
 Treasury stock                           (2,131)            -          -              -                 -            (2,131)
 Stock Warrants                              860             -          -              -                 -               860
 Purchase price in excess of
  predecessor                               (720)            -     (1,840)             -             1,840 (o)          (720)
 Accumulated other comprehensive
  income                                     200             -          -              -                 -               200
 Retained earnings                         3,250        (3,557)     1,214          3,557 (o)        (1,214)(o)         3,250
                                        --------     ---------    -------    -----------       -----------        ----------
  Total shareholders' equity              26,660        (3,557)      (166)         3,557               166            26,660
                                        --------     ---------    -------    -----------       -----------        ----------
Total liabilities and shareholders'
 equity                                 $ 38,862     $   1,715    $12,821    $      (594)      $     2,030        $   54,834
                                        ========     =========    =======    ===========       ===========        ==========

(1) Includes balance sheet for Western State as of December 31, 2000.

PRO FORMA ADJUSTMENTS

(a) Record the reduction of depreciation expense for John Marshall for the six months ended February 28, 2001 and the year ended August 31, 2001 in the amount of $ 3,000 and $6,000, respectively. This adjustment is a result of the reduction of the fair market value of fixed assets due to the allocation of negative goodwill.

(b) To adjust for amortization of goodwill using an estimated useful life of 15 years, and also to adjust for a reduction in depreciation expense related to adjusting fixed assets to fair market value as of the date of acquisition and using the remaining useful lives. Goodwill amortization for Western State for the six months ended December 31, 2000 and the year ended June 30, 2000, was $ 0.07 million and $0.14 million, respectively. A reduction in depreciation expense for Western State for the six months ended December 31, 2000 and the year ended June 30, 2000, was $ 0.1 million and $0.2 million, respectively.

(c) To adjust expenses for management fee income for services provided by Argosy to John Marshall, eliminate the losses attributable John Marshall accounted for using the equity method of accounting during the periods presented in the consolidated financial statements of Argosy, and reclassification of other charges related to Argosy's investment in John Marshall properly recorded by Argosy in its August 31, 2000 audited financial statements.

(d) Reflects a pro forma adjustment to interest expense to adjust interest expense for indebtedness paid down in the acquisition of Western State. The indebtedness paid as part of purchase price included payment of the outstanding line of credit with a maximum of $3.0 million at rate of 10.5% at February 28, 2001 and 8.5% at June 30, 2000. Additionally, the purchase price included the payment of a term note payable bearing an interest rate of 8.6% at June 30, 2000 and 6.9% at February 28, 2001, with an outstanding balance of $1.4 million.

(e) To record intercompany adjustments to eliminate intercompany interest and other miscellaneous items between John Marshall and Argosy.

(f) To record pro forma income tax effect of for Western State for the year ended June 30, 2000 and the six months ended December 31, 2000, and the income tax effect of pro forma adjustments for Western State and John Marshall. Western State was an S Corporation prior to the acquisition, and as a result, no tax provision was recorded for the historical periods.

(g)  Records deferred tax impact for book and tax basis differences.

(h) Records fair value adjustments for the fixed assets for Western State and John Marshall.

(i)  Records fair value adjustment of John Marshall's investment in ConLaw, LLC.

(j)  To eliminate intercompany advances between Argosy and John Marshall.

(k) Reflects the pro forma purchase price allocation to goodwill for the excess of the purchase price over the net assets and direct costs of the transaction, primarily professional fees.

(l) To record repayment of debt as part of purchase price which included payment of the outstanding line of credit with a maximum of $2.0 million. Additionally, the purchase price which included the payment of a term note payable with an outstanding balance of $1.4 million.

(m) Records unfunded pension liability at December 31, 2000. The company intends to terminate the pension plan in the year subsequent to the acquisition.

(n) Records accrued liabilities for purchase price hold back contingency of $0.5 million, severance plan accrual of $0.1 million, and $0.3 million of current severance payments and the accrual of other professional fees directly related to the acquisition.

(o)  Records elimination of Western State's and John Marshall's equity accounts.

(p)  Records cash payments made for acquisitions Western State and John
     Marshall.

(q) To eliminate amounts paid by Argosy into an escrow account for the acquisition which were allocated to the purchase price.

(r) To reclassify amounts paid by Argosy for acquisition costs that were incurred prior to the acquisition properly classified as goodwill.

DETERMINATION OF ALLOCATION OF PURCHASE PRICE

     The acquisition of Western State was made through a purchase of the common stock of the Western State on March 1, 2001. The purchase price was $13.3 million. The company paid $9.4 million in cash and assumed debt and other liabilities of $3.9 million. The acquisition of Western State will be accounted for as a purchase. The preliminary allocation of the pro forma purchase price by Argosy is as follows (subject to possible accrual adjustments). The allocation of purchase price to be included in the Company's audited financial statements for the year 2001 will be based on the balance sheet of Western State as of March 1, 2001, and therefore is subject to change.

     Pro Forma Purchase Price at December 31, 2000 (in thousands):

     Fair Value of Net Assets Purchased and Assumed
Cash                              $      19
Short Term investments                  861
Accounts Receivable                   3,094
Other Assets                            127
Deferred Tax assets                     533
Fixed Assets                         16,330
Note receivable                         364
Deposits                                352
Goodwill                              2,048
Current liabilities-assumed          (5,419)
Long term debt                       (5,052)
Long term deferred tax assets        (3,847)
                                  ---------
Pro forma Cash Purchase Price     $   9,410
                                  =========

     The acquisition of John Marshall was made through a purchase of the assets of John Marshall on March 1, 2001. The Company exercised its option to purchase all of the operating assets and assumed the liabilities of John Marshall Law School for cash of $0.1 million and net advances of $0.7 million contributed to John Marshall before the acquisition.

     As of September 1, 1999 the Company entered into an agreement to manage the John Marshall. The agreement was for 10 years and included an option to purchase John Marshall which was exercisable at the Company's discretion. In addition, a line of credit of $0.6 million was established between the Company and John Marshall. As of February 28, 2001, the Company advanced $0.5 million under the line of credit and approximately $3.1 million to fund operations.

     Pro Forma Purchase Price (in thousands):

     Fair Value of Net Assets Purchased and Assumed
Cash                              $     103
Accounts Receivable                     383
Other Assets                            341
Fixed Assets                            723
Note receivable                         400
Current liabilities-assumed            (883)
Long term debt                         (239)
                                  ---------
Pro forma Cash Purchase Price     $     828
                                  =========

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGOSY EDUCATION GROUP, INC.

May 14, 2001                      /s/ Charles T. Gradowski
                                  -----------------------------------------
                                  Charles T. Gradowski
                                  Chief Financial Officer